Exhibit 4.1

JOINDER TO REGISTRATION RIGHTS AGREEMENT

September 29, 2015

Reference is made to the Registration Rights Agreement, dated as of November 18, 2013 (the “Agreement”), by and among Extended Stay America, Inc., a Delaware corporation (“Extended Stay”), ESH Hospitality, Inc., a Delaware corporation (“ESH REIT”), the Centerbridge Parties, the Paulson Parties, the Blackstone Parties (together with the Centerbridge Parties and the Paulson Parties, the “Investors”) and such other Persons as shall hereafter become parties hereto pursuant to the Agreement. Unless otherwise defined herein, capitalized terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

W I T N E S S E T H:

WHEREAS, Extended Stay, ESH REIT and the Investors entered into the Agreement in connection with the Initial Public Offering of Paired Share Units in order to provide a liquidity mechanism to the Investors;

WHEREAS, pursuant to Section 10(f) of the Agreement, if a Transfer constitutes less than 5.0% of the outstanding Paired Share Units, such Transferee shall execute and deliver to Extended Stay and ESH REIT an instrument, in form and substance reasonably satisfactory to the Extended Stay and the ESH REIT, to evidence its agreement to be bound by, and to comply with, the Agreement as a Holder; provided, however, that all of the obligations of the Extended Stay and ESH REIT under the Agreement shall survive any such Transfer;

WHEREAS, Paulson Partners Enhanced LP and Paulson Partners LP (each, a “New Investor”) are executing this joinder agreement (“Joinder Agreement”) to the Agreement in order to benefit from the Investors’ registration rights, and the registration obligations of Extended Stay and ESH REIT, under the Agreement.

NOW, THEREFORE, Extended Stay, ESH REIT and each New Investor hereby agree as follows:

Joinder; Effect. In accordance with Section 10(f) of the Agreement, each New Investor agrees to be bound by, and to comply with, the all of the terms and provisions of the Agreement applicable to a Holder. The execution and delivery of this Joinder Agreement by each New Investor shall also constitute the execution and delivery by the New Investor of the Agreement, whereupon the Investor shall have all the rights of, and be subject to all the obligations of, one of the Paulson Parties under the Agreement.

Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

No Waiver. Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

Notices. All notices, requests and demands to or upon each New Investor, Extended Stay and ESH REIT shall be governed by the terms of Section 11(e) of the Agreement.

Conflicts. In the event of a conflict between the terms of this Joinder Agreement and the terms of the Agreement, the terms of the Agreement shall govern except with respect to matters described in paragraph entitled “Joinder; Effect” contained in this Joinder Agreement.

Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

PAULSON PARTNERS ENHANCED LP

By:	/s/ Stuart Merzer
Name:	Stuart Merzer
Title:	Authorized Signatory

PAULSON PARTNERS LP

By:	/s/ Stuart Merzer
Name:	Stuart Merzer
Title:	Authorized Signatory

[Signature Page to Registration Rights Joinder Agreement]

EXTENDED STAY AMERICA, INC.

By:	/s/ John R. Dent
Name:	John R. Dent
Title:	General Counsel

ESH HOSPITALITY, INC.

By:	/s/ John R. Dent
Name:	John R. Dent
Title:	General Counsel

[Signature Page to Registration Rights Joinder Agreement]